Exhibit 9(h)

The Scudder Funds Account Application                            SCUDDER  [LOGO]

                                                    Mail this application to:

                                                    The Scudder Funds
                                                    P.O. Box 2291
                                                    Boston, MA
                                                    02107-2291

                                                    900-104

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STEP 1 SELECT YOUR SCUDDER FUND
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Invest in any Scudder Fund with an
initial investment of $1,000 or
more per fund. Be sure to read the
prospectus before you invest. You
may request an additional prospectus
or an IRA application by calling
1-800-225-2470.

Name of Fund (See below for complete fund name.)    Investment Amount
                                                    $
-------------------------------------------------   ----------------------------

-------------------------------------------------   ----------------------------

-------------------------------------------------   ----------------------------

-------------------------------------------------   ----------------------------
                                              Total $
                                                    ----------------------------

|_| By check (Payable to "The Scudder Funds")
   or
|_| By wire. Call 1-800-225-5l63 for instructions.

|_| Reinvest dividends  |_| Mail dividends
|_| Electronically transfer dividends to my bank, which is an Automated Clearing House (ACH) member.

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FUND NAMES (Please check the box for the funds you selected above.)
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Funds                                        Funds                                          Funds
-------------------------------------------------------------------------------------------------------------
    Money Market Funds                 |_| Managed Municipal Bonds                 Growth Funds
|_| Cash Investment Trust              |_| Medium Term Tax Free Fund           |_| Capital Growth Fund
|_| U.S. Treasury Money Fund           |_| Tax Free Money Fund                 |_| Development Fund
    Income Funds                       |_| California Tax Free Fund            |_| Global Fund
|_| Emerging Markets Income Fund       |_| California Tax Free Money Fund      |_| Global Small Company Fund
|_| GNMA Fund                          |_| Mass. Limited Term Tax Free Fund    |_| Gold Fund
|_| Income Fund                        |_| Massachusetts Tax Free Fund         |_| Greater Europe Growth Fund
|_| International Bond Fund            |_| New York Tax Free Fund              |_| International Fund
|_| Short Term Bond Fund               |_| New York Tax Free Money Fund        |_| Latin America Fund
|_| Short Term Global Income Fund      |_| Ohio Tax Free Fund                  |_| Pacific Opportunities Fund
|_| Zero Coupon 2000 Fund              |_| Pennsylvania Tax Free Fund          |_| Quality Growth Fund
    Tax Free Funds                     |_| Growth & Income Funds               |_| The Japan Fund
|_| High Yield Tax Free Fund           |_| Balanced Fund                       |_| Value Fund
|_| Limited Term Tax Free Fund         |_| Growth and Income Fund

For Scudder use only.                  --------------------------------------
This portion is used to expedite the
processing of your application.        --------------------------------------

                                       --------------------------------------

                                       --------------------------------------

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STEP 2 REGISTER YOUR ACCOUNT (Choose one)
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
|_| Individual Account                      Name                          Social Security Number -- Required
                                            _________________________     |_||_||_|--|_||_|--|_||_||_||_|

|_| Joint Account                           Name                          Social Security Number -- Required
    Joint ownership means joint             _________________________     |_||_||_|--|_||_|--|_||_||_||_|
    tenants with rights of
    survivorship, and not tenants           _________________________
    in common, unless otherwise
    specified.

|_| Custodial Account (Gift to Minors)
    One application is required for
    each minor.
                                            Custodian's Name (only one)   Minor's Social Security Number -- Required
                                            _________________________     |_||_||_|--|_||_|--|_||_||_||_|

                                            Minor's Name                  Minor's State of Residence
                                            _________________________     _______________________________

|_| Trust, Corporation, Business, or Other  Trust/Corporate Name          Trustee's Name
    We require a corporate resolution       _________________________     _______________________________
    form for corporations requesting
    telephone redemption. Call              _________________________     _______________________________
    1-800-225-5163.

                                            Trust Date                    Tax ID Number --Required

                                            _________________________     _______________________________

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STEP 3 PROVIDE YOUR ADDRESS AND OTHER INFORMATION
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Address                                      |_| US. Citizen  |_| Resident Alien
                                                  |_| Nonresident Alien

____________________________________  If nonresident alien, country of residence
____________________________________  for tax purposes___________________
____________________________________  Occupation___________________
Daytime Phone (     )_______________  Employer_______________________

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STEP 4 SIGN YOUR NAME (Be sure to read the certification and authorization section)
================================================================================

Please be sure to sign your name(s) Signature Date exactly as in Step 2 above.

Signature                         Date
_________________________         _________________________

Check one:

|_| Owner |_| Trustee |_| Custodian
|_| Other____________________

Signature                         Date
_________________________         _________________________
 Joint Owner/Trustee

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STEP 5 SIGN UP FOR CHECKWRITING (An optional service)

Complete the signature card to the           By completing the signature card,
right for our free, unlimited                you agree to the pertinent rules
checkwriting service. This service,          and regulations of the State Street
which is available for the nine              Bank and Trust Company. These rules
funds listed, lets you write checks          may be amended from time to time.
in amounts as low as $100 against
your fund holdings. Each check               Note: Every person registered on
written continues to earn income in          the account MUST sign the signature
the fund until it clears your                card, even if only one person will
account. Your checkbook will be              be signing the checks.
mailed promptly.

                                                           . . . . . . . . . . >

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STEP 6 ESTABLISH YOUR ACCOUNT FEATURES
================================================================================

You may choose one or all of the
following options by checking the
appropriate box and providing the
information requested.

Please attach a voided check below
for these services.

A. |_| Automatic Investment Plan (AIP): Add to your Scudder Fund automatically and regularly. Complete below and we'll deduct money from your bank checking account to purchase additional shares for you. This Plan involves continuous investment, regardless of share-price levels and does not assure a profit or protect against a loss in down market. (Consider your ability to maintain this Plan during such times.) Your bank must be an Automated Clearing House (ACH) member.

Investments are to be drawn in the amount of $                   (minimum $50)
                                              -------------------
around the ________ day of each month, beginning in _________199__. This money should be invested in the Scudder ________ Fund.

B. |_| Telephone Redemption to Your Bank: You may call to redeem Scudder Fund shares and have the proceeds wired or sent to your bank account.

C. |_| AutoBuy/AutoSell: You may call to purchase ($250 min., $50,000 max.) or redeem shares of any Scudder Fund and have your checking account debited or credited directly. Your bank must be an ACH member.

              [Tape Your Voided Check Here.]
              [We cannot establish thses services without it.]

              ==================================================================
               John A. Sample                                        1083
               123 Same Street                                          1-38/210
               Anywhere, USA 12345                 ___________ 19__

               PAY TO THE
               ORDER OF ___________________________________________ $_________

               ____________________________________________________D O L L A R S


               ANY BANK USA

               FOR _______________________________  ___________VOID___________

               1:23456789:0123456789012"  1083

               =================================================================

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AUTOMATIC BENEFITS
================================================================================

A. Scudder Automated Information Line (SAIL(TM))

With SAIL you can access information on your Scudder Fund account 24 hours a day, including yields, prices, total returns, account balances, and transaction information. You can also use SAIL to make exchanges and redemptions. Call l-800-343-2890 and follow the instructions.

B. Telephone Exchange and Redemption

You may exchange among your Scudder Funds or have the proceeds (up to $50,000) sent directly to your address of record (the address on your account). Call 1-800-225-516[ILLEGIBLE] from 8:00 a.m. to 6:00 p.m., Monday through Friday, and a Scudder service representative will be happy to help you.

SIGNATURE CARD

Please indicate the fund(s) for which you are requesting checkwriting service:

|_| Scudder Cash Investment Trust             |_| Scudder CA Tax Free Money Fund
|_| Scudder U.S. Treasury Money Fund          |_| Scudder NY Tax Free Money Fund
|_| Scudder Tax Free Money Fund               |_| Scudder Short Term Bond Fund
|_| Scudder Medium Term Tax Free Fund         |_| Scudder Limited Term Tax Free
|_| Scudder Mass. Limited Term Tax Free Fund      Fund

Account Owners (exactly as in Step 2)
Your Name(s)________________________  _________________________

Your Signatures (exactly as in Step 2)

How many signatures are required to sign each check? |_| One  |_| All

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DID YOU REMEMBER TO . . .
================================================================================

|_| Select your fund and fill in the amount invested?

|_| Enclose your check made out to the "Scudder Funds"?

|_| Include your social security number in Step 2?

|_| Sign the application in Step 4 exactly as registered?

|_| Attach a voided check in Step 6?

|_| Sign the checkwriting card, if applicable?

                        CERTIFICATION AND AUTHORIZATION

I certify that I have the authority and legal capacity to purchase shares of the Scudder Funds and to establish and use any related privileges. I have received and read the prospectus and understand the investment objectives and policies of each Scudder Fund I have selected. I agree be bound by the terms of the prospectus and the statement of additional information, as each may be amended from time to time, for each Fund I have selected.

I authorize the Scudder Funds, Scudder Service Corporation or any successor transfer agent (the "Transfer Agent"), or their affiliates, to act on any instructions (including telephone instructions) reasonably believed to be genuine for any of the services described in this Application (both services that I have requested, such as the Automatic Investment Plan, Telephone Redemption to Your Bank and AutoBuy/AutoSell services, and, if services are automatic, such as the Scudder Automated Information Line (SAIL) and Telephone Exchange and Redemption services, services that I have not declined by notifying the Transfer Agent in writing). The Scudder Funds employ procedures that are designed to give reasonable assurance that instructions communicated by telephone are genuine. These procedures include verifying the identity of each telephone caller, recording all telephone calls, and sending written confirmations of transactions initiated by telephone. To the extent that a Scudder Fund does not follow these procedures, it may be held liable for losses due to unauthorized or fraudulent telephone instructions. I agree that neither any Scudder Fund, the Transfer Agent, Scudder Investor Services, nor any of their affiliates or agents will be held liable for acting on telephone instructions reasonably believed to be genuine.

I understand that any of the telephone services described in this Application may be modified, interrupted, suspended, or terminated at any time, without notice.

I certify under penalties of perjury that

(1) the social security number or tax identification number shown above in Step 2 is correct and may be used for any account opened for me by the Scudder Family of Funds; and

(2) I am not subject to backup withholding either because (a) I am an "exempt foreign person," as defined below, or, (b) if I am not an "exempt foreign person," the Internal Revenue Service (the "IRS") has not notified me that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

Cross out item (2) if you are currently subject to backup withholding.

An "exempt foreign person" is a person who is not a citizen or resident of the United States (or, if married to a U.S. citizen, has not elected to be treated as a U.S. resident) nor a U.S. corporation, partnership, estate or trust, and who is not and does not reasonably expect to be engaged in a U.S. trade or business with respect to which any gain derived during the calendar year by the account now established is effectively connected and, in the case of an individual, has not and reasonably expects not to be present in the United States for 183 days or more during the current calendar year.

I understand that the terms of this Certifications and Authorizations section apply to any Scudder Fund investment I make now or in the future and supersede the terms contained in the same or similar section of any prior application I have signed. The certifications and authorizations contained in this section apply to each person who signs this Application.

I understand that I may choose to receive capital gains distributions by mail. (Please call 1-800-225-2470 for details.) If I do not choose this option, any capital gains distribution will be used to purchase additional shares in my Fund account.

When a check is presented on the authorized signer's(s') personal checking account established by State Street Bank and Trust Company ("Bank") for payment, the Bank will present the check to the designated Fund as authority to redeem a sufficient number of shares in the authorized signer's(s') shareholder account to cover the amount of the check. The Fund is hereby authorized and directed to accept and act upon checks presented to it by the Bank and to redeem a sufficient number of shares for which certificates have not been issued in the authorized Signer's(s') shareholder account and forward the proceeds of such redemption to the Bank. The authorized signers understand and agree that shares of the Fund that have been purchased by check and have been on the books of the Fund for less than seven (7) days will not be redeemed, checks written for amounts that include such shares will be returned marked "Uncollected Funds." The authorized signers further understand and agree that the designated Fund and/or its agents will not be liable for any loss, expense, or cost arising out of check redemption. The designated Fund and the Bank reserve the right to change, modify, or terminate this checking account privilege at any time.

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